SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2007

Refac Optical Group

(Exact name of registrant as specified in its charter)

DELAWARE	001-12776	13-1681234
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5 HARMON DRIVE, BLACKWOOD, NEW JERSEY	08012
(Address of principal executive offices)	(Zip Code)

(856) 228-0077

(Registrant’s telephone number,

including area code)

None

(former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01	Other Events.

On February 23, 2007, Refac Optical Group ("Refac") received a letter from Palisade Capital Management, L.L.C. (“Palisade”), the investment manager for Palisade Concentrated Equity Partnership, L.P. ("PCEP"), informing Refac that a group led by Palisade and PCEP intends to take Refac private. A copy of such letter is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Refac understands that Palisade filed a Schedule 13E-3 Transaction Statement with the Securities and Exchange Commission today, which sets forth the reasons for the transaction and other information, including the process by which the consideration of $6.00 per share was determined.

Because the transaction is being structured as a short form merger under Section 253 of the Delaware General Corporation Law, no action is required of Refac’s Board of Directors or stockholders for the merger to become effective. Refac's Board of Directors and management had no role in negotiating the merger consideration offered to the minority stockholders, and have made no determination with respect to the fairness of the consideration.

On February 26, 2007, Refac issued a press release regarding the foregoing. A copy of such press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFAC OPTICAL GROUP

Dated: February 26, 2007	By: /s/ Raymond A. Cardonne, Jr.
Name: Raymond A. Cardonne, Jr.
Title: Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from Palisade Capital Management, L.L.C. to Refac Optical Group, dated February 23, 2007.
99.2	Press release, dated February 26, 2007.